Exhibit 99.1

Beeline assigns Kristin Miller to lead BlinkQC as the product moves from Beta to Production

Providence, Rhode Island (July 15, 2025) - Beeline Holdings, Inc. (Nasdaq: BLNE), the fast-growing digital mortgage platform redefining the path to homeownership, announced today that Kristin Miller will lead BlinkQC.

BlinkQC is an AI powered mortgage Quality (QC) solution designed to streamline mandatory pre-closing audits for conventional files. Mortgage regulators require that 10% of all conventional files must be audited by either a 3rd party or a different division inside of a mortgage company prior to a closing. Currently mortgage lenders either send files out to a 3rd party to review and pay between $125.00 and $175.00 per file. The process can take up to a couple of hours to a couple of days. Lenders who take this route lose control of the process. Lenders who choose to perform the services in-house usually add staff and other costs to meet the industry QC standards.

BlinQC runs over 800 rules and is a highly sophisticated product that cuts QC processing times down from hours to minutes at lower costs allowing lenders to close loans subject to an audit faster and with more certainty. BlinkQC is essentially underwriting the file all over again and also provides the added benefit of decreasing the probability of mortgage buybacks which is an expensive and painful event for mortgage lenders.

Said Nick Liuzza, CEO of Beeline, “I am beyond thrilled for Kristin to take over BlinkQC. Kristin and I started working together 15 years ago as my former company hired her as a post closer. Kristin quickly became a rising star taking over the department and then moving to California to open, manage and run the state office. She is a quality focused leader with excellent attention to detail and strong product skills.”

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There are 871 Independent Mortgage bankers that must adhere to the mandatory QC standards. BlinkQC has been live in production with Beeline for about 30 days and is currently being tested by two lenders. The product will move into production to start generating revenue for Beeline Labs, our SAAS division during the month of August.

“BlinkQC is faster, it’s cheaper and it’s a highly accurate solution that will save lenders time and money. I am proud of what we have built and super excited to work with Sabrina Majalca, the brains behind the product” said Kristin Miller.

Beeline will price the product on a seat basis and not for each transaction which makes the product engagement attractive for lenders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s prospective new AI powered mortgage Quality (QC) solution, the potential market for, timing, features, and demand for such product, and the benefits thereof. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the ultimate interest in and market reaction to our new solution, our reliance on third parties, and the Risk Factors contained in our Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ir@makeabeeline.com

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